Exhibit 5.1
[VE Letterhead]
May 9, 2011
Western Gas Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
Ladies and Gentlemen:
     We have acted as counsel for Western Gas Partners, LP a Delaware limited partnership (the “Partnership”) and certain of its subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:
     (1) common units representing limited partner interests in the Partnership (the “Common Units”);
     (2) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and
     (3) guarantees (the “Guarantees”) of the Debt Securities by of certain subsidiaries of the Partnership listed in the Registration Statement as guarantors (the “Guarantors”).
     The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     We have examined the Registration Statement, including the Prospectus, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit 4.1 to the Registration Statement, the form of Subordinated Indenture filed as an exhibit 4.2 to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), the Certificate of Limited Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of the Guarantors and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that:
     (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and
     (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable (except as such nonassessability may be effected by Sections 17-303, 17-607 and 17-804 of the DRULPA).
     (2) With respect to the Debt Securities (including, if Debt Securities are guaranteed by Guarantees, such Debt Securities and such Guarantees), when (i) the Partnership, and if the Debt Securities constitute Debt Securities guaranteed by Guarantees, the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been authorized, executed nad delvered by the parties thereto (including, if Debt Securities constitute Debt Securities guaranteed by Guarantees, the applicable Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in such Indenture or a supplemental indenture or an officers’ certificate delivered pursuant thereto; (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust indenture Act of 1939, as amended; and (iv) such Debt Securities (including, if such Debt securities constitute Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities (including, if Debt Securities are guaranteed by Guarantees, such Debt Securities and Guarantees) will be legally issued and will constitute valid and legally binding obligations of the Partnership and, if such Debt Securities constitute Debt Securities guaranteed by Guarantees, each of the applicable Guarantors, enforceable against the Partnership and such Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.
     The opinions expressed herein are qualified in the following respects:
     (1) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.
     (2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     (3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     (4) This opinion is limited in all respects to federal laws, the DRULPA, the Delaware Limited Liability Company Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.